UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 5, 2007

MedQuist Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

New Jersey	0-19941	22-2531298
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1000 Bishops Gate Boulevard, Suite 300, Mount Laurel, New Jersey		08054-4632
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	856.206.4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[x]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

(1) On December 5, 2007, the Board of Directors (the "Board") of MedQuist Inc. (the "Company", "us" or "our") appointed Brian O’Donoghue and Mark E. Schwarz to the Board effective December 7, 2007.

(2) Pursuant to the Governance Agreement by and between Philips and the Company dated May 22, 2000, Messrs. O’Donoghue and Schwarz are deemed to be "Independent Directors." Philips is the Company’s majority shareholder, owning approximately 69.6% of the Company’s common stock. Messrs. O’Donoghue and Schwarz are being appointed to fill the two vacant Independent Director seats on the Board.

(3) Messrs. O’Donoghue and Schwarz have been named to serve on the Company's Audit Committee, Compensation Committee and Nominating Committee.

(4) The information required by Item 404(a) of Regulation S-K is not determined or is unavailable at the time of this filing.

(5) As Independent Directors, Messrs. O’Donoghue and Schwarz are entitled to compensation for, and reimbursement of all expenses incurred in connection with, their service on the Board. Our Independent Directors receive the following annual compensation:

• Pursuant to our non-employee director Deferred Compensation Plan, the right to receive common stock having a fair market value of $50,000, determined as of the date of grant (January 1 of each year), at the time such Independent Director ceases service on our board (Deferred Stock Awards). Prior to the time of issuance, the Independent Director has no rights with respect to the shares of common stock subject to the award; and

• $25,000 in cash to cover all meetings, with committee chairs receiving an additional $2,000 in cash and the chair of the Audit Committee receiving an additional $5,000 in cash.

On December 7, 2007, the Company entered into an indemnification agreement with Mr. O’Donoghue. On December 11, 2007, the Company entered into an indemnification agreement with Mr. Schwarz. Each indemnification agreement is substantially similar and provides, among other things, that to the extent permitted by New Jersey law, the Company will indemnify each director against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any suit in which he is a party or otherwise involved as a result of his service as a member of the Board.

A copy of Mr. O’Donoghue's indemnification agreement is attached as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference. A copy of Mr. Schwarz's indemnification agreement is attached as Exhibit 10.2 to this Form 8-K and is incorporated herein by reference.

The public announcement regarding the appointments of Messrs. O’Donoghue and Schwarz was made by means of a press release, the text of which is set forth in Exhibit 99.1 to this Form 8-K and which is incorporated herein by reference in its entirety.

Item 8.01 Other Events.

The information in Item 5.02, above, is incorporated herein by reference.

NOTICE TO SHAREHOLDERS:

In connection with the Company's upcoming annual meeting of shareholders, the Company will filed preliminary proxy statements with the Securities and Exchange Commission (SEC) on November 20, 2007 and December 7, 2007, and may potentially file in the future other relevant documents concerning the annual meeting with the SEC. BEFORE MAKING ANY DECISION REGARDING ANY OF THE BUSINESS PROPERLY BROUGHT BEFORE THE ANNUAL MEETING, SHAREHOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENTS AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders can obtain free copies of the proxy statements and other documents when they become available by contacting Investor Relations, MedQuist Inc., 1000 Bishops Gate Blvd., Suite 300, Mt. Laurel, NJ 08054. In addition, documents filed with the SEC will be available at no charge on the SEC's website at www.sec.gov. The Company and its executive officers and directors may, under SEC rules, be deemed to be participants in the solicitation of proxies from shareholders of the Company in connection with the upcoming annual meeting. Certain information about such individuals (including their ownership of shares of the Company's common stock) is set forth in the Company's Form 10-K for the year ended December 31, 2006, which is available free of charge from the SEC and the Company as indicated above.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MedQuist Inc.

December 11, 2007	By:	Howard S. Hoffmann

Name: Howard S. Hoffmann
Title: President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10.1	Indemnification Agreement dated December 7, 2007 between MedQuist Inc. and Brian O’Donoghue
10.2	Indemnification Agreement dated December 11, 2007 between MedQuist Inc. and Mark Schwarz
99.1	Press Release dated December 10, 2007